UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT No. 333-217478

Under

THE SECURITIES ACT OF 1933

BAGGER DAVE’S BURGER TAVERN, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-217478	03-0606420
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

807 W. Front Street Suite B Traverse City, MI 49684
(Address of principal executive offices)

(231) 486-0577

(Registrant's telephone number)

2017 Incentive Stock Option and Restricted Stock Plan

(Full Title of the Plan)

Copy of all Communications to:

Richard W. Jones, Esq.

Jones & Haley, P.C.

115 Perimeter Center Place, Suite 170

Atlanta, Georgia 30346

Phone: 770.804.0500; Fax: 770.804.0509

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

Emerging Growth	[ ]

DEREGISTRATION OF UNSOLD SECURITIES

Bagger Dave’s Burger Tavern, Inc., a Nevada corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to deregister certain unsold securities originally registered pursuant to the Registration Statements on Form S-8 filed on 4/26/17 (File No. 333-217478)(the “Original Registration Statement”), with respect to shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”), thereby registered for offer or sale pursuant to the 2017 Incentive Stock Option and Restricted Stock Plan (the “Plan”).

The Registrant no longer plans to offer Common Stock pursuant to the Plan. Accordingly, in accordance with the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities described in the Registration Statement that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment to deregister all securities that were previously registered and that remain unissued.

Effective upon filing hereof, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unissued as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 1, 2017.

Bagger Dave’s Burger Tavern, Inc.

By:	/s/ T. Michael Ansley
T. Michael Ansley
Chairman, CEO, & President